UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2024

NMF SLF I, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	000-56123	83-3291673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, 48th Floor,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2024 NMF SLF I, Inc. (the “Company”) entered into Amendment No. 4 to the Loan and Security Agreement (the “Fourth Amendment”) by and among New Mountain Finance Advisers, L.L.C. (formerly known as New Mountain Finance Advisers BDC, L.L.C.), as collateral manager, NMF SLF I SPV, L.L.C., as borrower, the Company, as equityholder and seller, Wells Fargo Bank, National Association, as administrative agent, swingline lender, and collateral custodian (the “Wells Fargo Credit Facility”). Unless otherwise indicated, the terms used below have the meanings ascribed in the Fourth Amendment.

The Fourth Amendment amended the Wells Fargo Credit Facility to, among other things, (i) extend the Facility Maturity Date from December 2028 to November 2029; and (ii) increase the maximum facility amount from $600,000,000 to $700,000,000.

The foregoing description is only a summary of the material provisions of the Fourth Amendment and is qualified in its entirety by reference to the copy of the Fourth Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMF SLF I, Inc.

Date: November 5, 2024	By:	/s/ Joseph W. Hartswell
Name: Joseph W. Hartswell
Title: Chief Compliance Officer and Corporate Secretary